Exhibit 10.34.2

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Amendment 1

to the Exclusive International Distribution Agreement (“EIDA”)

dated October 5, 2015

entered into as of November 15, 2017 (“Effective Date”)

by and between

Curetis GmbH and Acumen Research Laboratories Pte Ltd (collectively the Parties)

The Parties agree to amend the aforementioned EIDA as follows:

•	Distributor agrees to distribute the Unyvero BCU application in the Territory and such cartridges to become part of the Products list of the EIDA. The enclosed updated Attachment 1.1 (A) “Products” shall supersede the original Attachment 1.1(A).
•	Distributor agrees to participate in BCU application training combined with a software training.
•	Distributor will ensure a timely update of any marketing materials affected by the product release of the Unyvero BCU cartridge and new software. Curetis shall support this effort and shall provide distributor with samples of advertising and other promotional material in the English language free of charge.
•	Curetis will make available to Distributor the relevant Unyvero software free of charge upon completion of the aforementioned training and fulfilment of any regulatory prerequisites in Territory.
•	Distributor shall install the software upgrade and provide necessary customer training to any customer prior to providing Unyvero BCU cartridges.
•	Distributor will include the Unyvero BCU cartridge forecasting in the next regular forecast following the Effective Date of this amendment.
•	Enclosed Attachment 7.1 “Prices” shows the current Curetis distributor transfer price list (as of January 1, 2017), including the transfer pricing for the Unyvero BCU blood culture application and shall supersede the original Attachment 7.1.
•	Enclosed Attachment 11.1 “Storage Conditions” shall supersede the original Attachment 11.1.
•	The following shall become part of the EIDA as section 2.1 (p): “Distributor shall inform Curetis about the intention of a customer in the territory to set up a trial/study with the

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

Unyvero system. Curetis shall use its best efforts to support the customer in issues related to such trial/study. Distributor is obliged, should one of his customers intend to publish data arisen from such a trial/study, to make available to Curetis in compliance with applicable patient data protection laws, rules and regulations, the data as well as manuscripts based on these data thirty (30) days prior to submission for publication for review, comment and approval. Customer will consider Curetis’ comments for integration into the manuscripts provided that they are factually correct and do not compromise the scientific quality and integrity of the publication. Curetis agrees not to deny approval without serious cause.”.

•	The original Section 28 “final provisions” of the EIDA now becomes Section 30 and a new Section 28 “Compliance” shall be inserted:

“COMPLIANCE

28.1	In 2015 Curetis Code of Conduct was first passed and put into practice. It sets forth our standards to promote honest and ethical conduct with all of Curetis’ stakeholders, including its Distributors. It is binding for all employees of Curetis worldwide and covers among others conflicts of interest, gifts or entertainment, protecting privacy and confidentiality as well as fraud, dishonesty or criminal conduct. Our Code is supplemented by further policies on specific areas and is part of Curetis’ constant endeavor to ensure its commitment to lawful and ethical behavior. Therefore, and to take along the Distributor in this endeavor, Distributor agrees to observe the regulations of Curetis Code of Conduct, which can easily be found on Curetis homepage.
28.2	The Distributor is aware that he might be dealing with (foreign) officials that are subject to anti-bribery and anti-corruption laws while performing his services. Accordingly, the Distributor hereby represents and warrants that:
(a)	Distributor is in compliance with the applicable laws, especially any anti-bribery and anti-corruption laws and will remain in compliance with all such at least for the duration of the Agreement.
(b)	Distributor has not taken and will not take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official (including any officer or employee of any government or government-controlled entity or of a public international organization, or any person acting in an official or representative capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office, or legislative, administrative or judicial officials whether or not elected or appointed, all of the foregoing being referred to as “Government Officials”) or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business, an advantage in the conduct of business, securing any improper advantage or improper performance of that person’s function or misuse of its position.
28.3	In connection with the foregoing representations and warranties of Section 28.2, the Parties further agree as follows:

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

(a)	When a situation arises indicating a possible breach of the foregoing representations and warranties of this article by the Distributor, the Distributor permits CURETIS to conduct an audit of its records and books of account related to this Agreement only, during normal business hours. The Distributor supports the audit to the best of its abilities, especially in granting free access to a room on its business premises for the audit to take place there and in supplying all details, reports, data and other information relating to this Agreement as CURETIS may reasonably request.
(b)	In the event of a breach the Distributor shall indemnify and hold harmless the Principal against any and all claims, losses or damages arising from or related to such breach or cancellation of this contract.”
•	A new Section 21.5 shall be inserted into the EIDA: “In addition, this Agreement may be terminated by CURETIS with immediate effect, if the Distributor is in breach of Section 28 (Compliance).”

All other clauses of the EIDA shall remain unchanged and in full force and effect.

Curetis GmbH represented by: /s/ Achim Plum	Acum Research Labortories Pte Ltd represented by: /s/ Siew Hwa Ong

Name: Dr. Achim Plum Title: Managing Director Date: 22 Nov 2017 /s/ Oliver Schacht	Name: Siew Hwa Ong, PhD Title: Managing Director Date: 15 Nov 2017 /s/ Li Ywanhan

Name: Oliver Schacht, Ph.D. Title: Managing Director Date: 22 Nov 2012	Name: Li Ywanhan Title: Research Associate Date: 15 Nov 2017

Enclosure: new attachments 1.1 (A) – Products; 7.1– Prices; 11.1 - Storage Conditions

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

ATTACHMENT 1.1(A)

PRODUCTS

I.       Curetis Unyvero Solution consisting of:

•	1x Unyvero A50 Analyzer (Article-No.: 60001)
•	lx Unyvero L4 Lysator (Article-No.: 60002)

Includes: 1 Unyvero Sample Tube holder

•	lx Unyvero C8 Cockpit (Article-No.: 60003)

II.       1 Unyvero P55/HPN Cartridge Set (Article-No.: 10047) Includes:

•	12x Unyvero P55/HPN Pneumonia Cartridge
•	12x Unyvero T1 Sample Tube (Article-No.: 10012), with lysis reagents
•	12x Unyvero T1 Sample Tube Cap (Article-No.: 10013), includes quality control
•	12x Unyvero Tl Sample Transfer Tool (Article-No.: 10014), special sample pipetting aid

III.       1 Unyvero i60/ITI Cartridge Set (Article-No.: 10041) Includes:

•	12x Unyvero ITI Cartridge
•	12x Unyvero T1 Sample Tube (Article-No.: 10012), with lysis reagents
•	12x Unyvero T1 Sample Tube Cap (Article-No.: 10013), includes quality control
•	12x Unyvero T1 Sample Pretreatment Tool (Article-No.: 10043)

IV       1 Unyvero BCU Cartridge Set (Article-No.: 10051) Includes:

•	12x Unyvero BCU Cartridge
•	12x Unyvero B1 Sample Tube (Article-No.: 10063), with lysis reagent
•	12x Unyvero B1 Sample Tube Cap (Article-No.: 10062), includes quality control
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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

•	12x Unyvero B1 Collection Tube (Article-No.: 10061), handling tool to pipette required sample volume

V.       1 Unyvero M1 Master Mix Tube (Article-No.: 10011) Includes:

•	12x Unyvero M1 Master Mix Tube (10002)

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

ATTACHMENT 7.1
TRANSFER PRICES

[***]

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.

ATTACHMENT 11.1
STORAGE CONDITIONS

Unyvero L4 Lysators	18 °C to 35 °C
Unyvero C8 Cockpits	18°C to 35°C
Unyvero A50 Analyzers	18°C to 35°C
Unyvero P55/HPN Hospitalised Pneumonia Sets (excl. M1 Master Mix)	15°C to 25°C
Unyvero i60/ITI Sets (excl. M1 Master Mix)	15°C to 25°C
Unyvero BCU Sets (excl. M1 Master Mix	15°C to 25°C
UnyveroTM M1 Master Mix	-20°C long term (> 7d), up to +4 °C short term (<7d)

Or as otherwise described in the then current version of the applicable Instructions for Use of the respective Product as provided in writing by Curetis to Distributor. In case of ambiguity, the last version of the applicable Instructions for Use of the respective writing by Curetis to Distributor shall prevail.

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [***] indicates that information has been redacted.